FOMO CORP

Business

Incubation & Acceleration

Shareholder Meeting

July 16, 2021

Safe Harbor

All information presented herein with respect to the existing and future business and historical operating results of FOMO, Inc. (the "Company") and estimates as to future operations, including the possible acquisition of companies that are the subject of Letters of Intent, are based on materials prepared by the Company's management and involve significant subjective judgment and analysis which may or not be correct. While the information provided herein is believed to be accurate and reliable, the Company makes no representations or warranties, express or implied, as to the accuracy or completeness of such information. Nothing contained herein is or should be relied upon as a promise or representation as to the future, particularly with respect to the possible acquisition of companies that are subject of Letters of Intent, which are subject to our due diligence and a definitive signed agreement between the respective parties, of which there are no assurances will be successfully completed. No information in this presentation should be construed as any indication whatsoever of the Company's future revenues, operating results, or stock price .

Table of Contents

FOMO CORP. Overview

1. Successor to blank check IPO “K7” formed February 1990.
2. Reorganized with reverse merger “2050 Motors” in 2014.
3. EV strategy failed, went delinquent, new mgt. hired.
4. Repositioned as tech incubator 2019-2020.
5. Retired all default debt, settled litigation, acquired Purge Virus, Independence LED, Energy Intelligence Center and renamed “FOMO CORP.”
6. Completed acquisitions and engaged consultants with Restricted Preferred B shares.
7. No insider, affiliate or third-party has ever been issued free trading common shares.

Subsidiary Structure and Branding

The Energy Intelligence Center and Independence LED Lighting is now Energy Intelligence Center, LLC.

Purge Virus, LLC. Is now IAQ Technologies, LLC to provide a broad focus on healthy buildings by providing air treatment and disinfection

New Logo Concepts Soon

Operations

- Engineered Solutions to Energy Efficient and Healthy Buildings.
- Focused on "Big Picture Objectives":
  - New leadership structure:
    - Enhancing operations by capitalizing on strengths.
  - Integration and cross-function operations of both companies.
  - Developing financial models for:
    - operations, products, and sales and marketing;
    - Building customer relationship collaboration platforms; and
      - Business, sales, and marketing communications channels.
  - Establishing a procurement powerhouse.
  - Increasing sales effectiveness by leveraging market intelligence.
  - RFP Process for budgeting, reporting, planning, and sales.
  - Strengthening relationships with internal and external stakeholders.
  - Ensuring values and mission, and plan for short and long-term goals align with BoD and Shareholders.
  - Build improved and new alliances and partnerships with other companies.
  - Enhancing ways employee communicate.

Operations (cont'd)

- Sales Channel Execution:
  - Expanded Sales Team from 6 to 9.
  - Sales representative in:
    - Northeast U.S.;
    - North Mid-West U.S.;
    - Florida;
    - North Africa and Gulf Cooperation Council Countries:
      - Algeria, Egypt, Libya, Morocco, Sudan, Tunisia, and Western Sahara and
      - Saudi Arabia, United Arab Emirates, Oman, Bahrain, Kuwait, Qatar; and
    - Expanding into new U.S. and other global regions and markets.
  - Focused on big picture objectives.
  - Hiring National Director of Sales.
  - Expanding sales regions:
    - Establish Regional Directors.
  - Enhancing procurement process to unlock new value for future sales
  - New and improved company websites for EIC and IAQ Technologies

Marketplace Opportunities - IAQ

U.S.A:

States that have higher COVID-19 infection levels due to the Delta variant.

These states typically have lower than U.S. average vaccination adoption


RISING AND FALLING NEW CORONAVIRUS CASES
CHANGE IN NUMBER OF NEW CASES COMPARED TO 14 DAYS AGO*
STRONG DECREASE
DECREASE
FLAT
INCREASE
STRONG INCREASE
LARGEST DECREASE: MICHIGAN
D.C.
LARGEST INCREASE: TEXAS
*CHANGE IN SEVEN-DAY AVERAGE OF NEW CASES TWO WEEKS AGO TO 6/25/2020.
"STRONG" CHANGE: +/- 200;
"FLAT": +/- 10
SOURCE: N.Y. TIMES COMPILATION OF STATE AND LOCAL GOVERNMENTS AND HEALTH DEPARTMENTS DATA
DATA THROUGH 6/25/2020
FORTUNE

Marketplace Opportunities – Energy Efficiency

U.S.A:

Private sector momentum towards energy efficiency relative to cost savings and environmental stewardship, given record breaking heat waves and cyber attacks on fuel infrastructure.

Federal Government initiatives with the expected American Infrastructure Plan and American Families Plan

Sales & Operating Budget Projections

Sales and Operating Budget Projections

Energy Intelligence Center, LLC.
and
IAQ Technologies, LLC.
(p/k/a Purge Virus, LLC.)

Date Prepared: July 15, 2021

Company	Sales Projections			Operating Budget[1]		
	6-Months	12-Months	24-Months	6-Months	12-Months	24-Months
	July - December 2021	Jan - Dec '22	Jan 2022 - Dec 2023	July - December 2021	Jan - Dec '22	Jan 2021 - Dec 2023
Energy Intelligence Center	$ 3,545,690	$ 7,004,310	$ 29,226,630	$ 598,790	$ 653,170	$ 1,644,390
IAQ Technologies	$ 1,724,890	$ 3,057,340	$ 11,812,680	$ 384,770	$ 434,460	$ 1,052,920
Total	$ 5,270,580	$ 10,061,650	$ 41,039,310	$ 983,560	$ 1,087,630	$ 2,697,310

Note:
1. Operating Budget includes projected Cost of Goods Sold.

EIC and IAQ Technologies Margin Goals	
Gross Profit	65% - 75%
Operating Profit	22% - 35%
Net Profit	12% - 20%
Cash Flow	7% - 15%
EBITDA	18% - 24%

Business Development

Robot Disinfection as a Service ("RDaaS"):

- Targeting pilots/trials with K12, manufacturing, commercial real estate.
- Met with vendor in Boston, MA with telepresence and disinfection machines, evaluating other vendors,
- Analyzing to SmartGuard and their partners.

Indoor Air Quality

- Healthy buildings
- Improving the quality of indoor air and pathogen disinfection

Indoor & Controlled Environment Agriculture:

- Discussions underway with The Agrarian Group ("TAG") for JV arrangement to target K12 schools and related; common ownership with WorkMerk,
- Proposal documents circulated to regulators in D.C.

Energy Efficiency as a Service (EEaaS) and Energy Management Software:

- Working with OEM (Online Energy Manager) and its sales channels,
- Completing case studies, targeting big data program.

Mergers and Acquisitions (M&A)

SmartGuard Energy (LED Funding / Lux Solutions):

- Definitive agreements signed April 2021, $12MM valuation,
- Due diligence underway on pro forma financials, contracts, other,
- Will need to pass audit, legal opinion, valuation review,
- Several dozen projects in sales funnel; major markets incl Puerto Rico reopening,
- FOMO has also agreed to invest in SmartGuard's disinfection unit (19.9%).

Multi-Disciplinary Architecture Design/Engineering Firm.

- $4MM revenues $1MM+ profit, manages 150MM sq ft commercial space.

Security Services Implementation/Contracting Firm.

- $2.5MM revenues $300K profit, adds capabilities in low voltage and cookie cutter model for additional markets.

EcoLite and HVAC M&A transactions expired as we could not complete DD, remain on friendly/partner terms.

Fundraising

S-1 declared effective July 15, 2021,

Two billion common shares raising up to $5 million:

- One billion five hundred million @ .002,
- Five hundred million @ .004,

One investor running the books – Tysadco Partners, LLC.

- Has invested $300,000 in restricted FOMC common and Series A preferred shares to date at current levels,
- Strong relationship referred by 20+ year Wall Street relationship of Vik Grover.

Allows FOMO to control funding process by selling stock to the fund, unlike other structures that are ambiguous.

Capitalization

Share Structure:	#	Strike	CSEs	Comment
Common shares	5,852,611,492	-	5,852,611,492	*Source OTC Markets*
Pref A	5,750,000	1-50	287,500,000	*PIPE*
Pref B	5,143,315	1-1000	5,143,315,000	*M&A, consultants, other*
Pref C	1,000,000	1-1	1,000,000	*Control block 1-100,000 vote*
Warrants/options	1,185,960,714		1,185,960,714	*Consultants, Advisory Board, management*
Total common stock equivalents (CSEs)			12,470,387,206	
Diluted enterprise value (EV):			$ 0.0020	*FOMC price*
Market cap.	$ 24,940,774			
plus debt	427,250			
less cash	(75,000)			
less cash from options/warrants	-			
Diliuted EV:	$ 25,293,024			

Internet Business

FOMO CEO named Director and CEO of Homeland Resources Ltd. (OTC: HMLA) in light of SEC rules delisting non-reporting OTC companies:

- Raised $125,000 capital, retired two default lenders for $94K, one remains who is converting debt over time,
- Brought current with SOS of NV for three years delinquency, paid annual list,
- Settled with Transfer Agent and brought current, engaged for one year,
- Settled with EDGAR filing agent and brought current, engaged for one year,
- Won custodianship case brought by third-party seeking control,
- Amended articles of incorporation for name change to "Himalaya Technologies, Inc." and increased common shares A/S to 1BN; established Series A B C Preferred classes to allow for M&A and super-voting control, today < 80MM common shares O/S, no pref has been issued.
- Issued FOMO ADVISORS LLC 50MM .0001 five-year warrants for restructuring/advisory,
- Paid FOMO CORP. 50MM .0001 three-year warrants as deposit for www.Kanab.Club,
- Intend to file Form 10 and become fully SEC reporting near-term,
- Has made acquisition and/or JV offers to sports betting, video app, and other providers,
- Looking to partner with Signifi Solutions to fold in CBD advertising and CBD vending.

Summary

FOMO CORP. has completed a vast turnaround over the past few years:

- Brought SEC current,
- Default debt and threat of bankruptcy eliminated,
- Litigation settled that crippled the share structure.

FINRA review and SEC approval of S-1 set stage for a new chapter.

Strategic acquisitions completed creating the foundation for a clean building ecosystem.

Focus on technology incubation and investment can now flourish. Pending and planned acquisitions and investments provide potential substantial upside.]

Appointing industry professionals to Board of Directors, adding to financial and operational processes and controls, and setting up for uplisting to OTC QB and/or NASDAQ in 2021-2022.

Q&A

Thank You!

Vik Grover

President & CEO

vik.grover@fomoworldwide.com